EXHIBIT 99.1

Anika Reports Third-Quarter 2020 Financial Results

Revenue Increased 7% Year-over-Year to $31.7 Million
Repaid $25 Million of Outstanding Credit Facility
Continued Expansion of Joint Preservation Product Portfolio

BEDFORD, Mass., Nov. 04, 2020 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care, today reported financial results for the third quarter ended September 30, 2020, and provided an update on its business progress in the period.

“Anika posted another quarter of top-line growth, while further expanding our global product portfolio. The transformation enabled by our new strategic focus and recent acquisitions has provided revenue diversification leading to the generation of new revenue streams and growth, even in light of the impact of COVID-19,” said Cheryl R. Blanchard, Ph.D., President and Chief Executive Officer of Anika Therapeutics. “We were also delighted to make significant progress on Anika’s new product development roadmap which is focused on delivering meaningful solutions in high opportunity spaces within orthopedics that address the unmet needs of orthopedic and sports medicine surgeons and their patients. Additionally, we strengthened our leadership team and our Board of Directors with the addition of Mike Levitz, our new CFO, and Ben Joseph, our new Vice President of Sales and Marketing, Americas, and two new independent directors. Finally, we initiated enrollment in our CINGAL Pilot Study and resumed enrollment in our HYALOFAST Phase III clinical trial during the quarter. Our progress executing on our growth initiatives, combined with the continued recovery of elective procedures, positions us to drive sustainable growth and value for all of our stakeholders going forward.”

Third Quarter Financial Results

  Total revenue for the third quarter of 2020 increased 7% year-over-year to $31.7 million, compared to $29.7 million in the prior year. The increase was due to Orthopedic Joint Preservation and Restoration revenue following the acquisitions of Parcus Medical, LLC and Arthrosurface, Inc., in the first quarter of 2020, offset by lower Joint Pain Management revenue as a result of the COVID environment.
  Net loss was $6.4 million, or $0.45 loss per diluted share, compared to net income of $9.2 million, or $0.64 per diluted share, in the prior year. Adjusted net income1 was $0.8 million, or $0.05 per diluted share. Adjusted EBITDA1 was $4.9 million, compared to $14.9 million for the prior year. The year-over-year decrease was primarily due to the impact of COVID and investments for future growth.
  Cash and investments were $124.8 million as of September 30, 2020, compared to $184.9 million as of December 31, 2019. Anika repaid $25.0 million of its outstanding credit facility in the third quarter of 2020. The decrease in cash and investments in the first nine months of 2020 was due mainly to the $93.0 million of upfront payments for the acquisitions earlier in the year, offset by $25.0 million, net, drawn on the credit facility.

1 See description of non-GAAP financial information contained in this release.

Recent Business Updates

  Completed launch activities for seven joint preservation products.
  Received 510(k) clearance in October 2020 for the WristMotion® Total Arthroplasty System.
  Enrolled the first patient in the CINGAL® Pilot Study and resumed the HYALOFAST® Phase III trial to advance those therapies toward regulatory approval in the U.S.
  Advanced new product development roadmap focused on early intervention orthopedic care, which represents more than an $8 billion addressable market.
  Hired Mike Levitz as EVP, Chief Financial Officer and Treasurer, and Ben Joseph, VP Sales and Marketing, Americas.
  Appointed Jack Henneman and Steve Richard to the Board of Directors and Jeffery Thompson succeeded Dr. Joseph Bower as Chair of the Board of Directors.

Non-GAAP Financial Information

Adjusted EBITDA

Anika presents adjusted EBITDA because management uses it as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors, securities analysts and other interested parties as a measure of comparative operating performance from period to period. The Company recognizes adjusted EBITDA as a commonly used measure in determining business value and as such, uses it internally to report results. It is also one of the performance metrics that determines management incentive compensation.

In 2020, adjusted EBITDA is defined by the Company as GAAP net income excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related costs, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID-19 pandemic, and product rationalization charges associated with certain non-core legacy products.

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

A reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is shown in the table below for the three- and nine-month periods ended September 30, 2020 and 2019.

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(6,411)	$9,200	$(8,326)	$23,142
Interest and other income (expense), net	228	(482)	118	(1,513)
Income taxes	(1,744)	3,331	(2,161)	7,817
Depreciation and amortization	1,718	1,516	5,130	4,459
Stock-based compensation	1,920	1,311	3,953	4,140
Product rationalization related charges	-	-	2,892	-
Acquisition related expenses	5,033	-	16,384	-
Goodwill impairment	-	-	18,144	-
Change in fair value of contingent consideration (benefit)	4,150	-	(16,176)	-
Adjusted EBITDA	$4,894	$14,876	$19,958	$38,045

Adjusted Net Income and Adjusted EPS

In addition to adjusted EBITDA, the Company is reporting its third quarter 2020 results with respect to adjusted net income (net loss) and adjusted diluted Earnings (loss) per Share (EPS) with respect to adjusted net income. The Company believes that adjusted net income and adjusted diluted EPS also provide additional useful information for investors as they assess the Company’s operating performance, as they are measures that the Company evaluates regularly when assessing its own performance. Adjusted net income and adjusted diluted EPS are not calculated identically by all companies, and therefore the Company’s measurements of adjusted net income and adjusted diluted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted net income is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, as well as the non-cash product rationalization charges associated with certain non-core legacy products. In the context of adjusted net income, the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID-19, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, as well as the non-cash product rationalization charges associated with certain non-core legacy products. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value in contingent consideration associated with the acquisition transactions, each on a tax effected basis if applicable. The Company is reporting this financial measure to the Board of Directors in order to facilitate an appropriate assessment of the Company’s performance and the impact of the COVID-19 pandemic. A reconciliation of adjusted net income to net income and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables below for the three- and nine-month periods ended September 30, 2020 and 2019.

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2020	2019	2020	2019
Net income (loss)	$(6,411)	$9,200	$(8,326)	$23,142
Product rationalization related charges, tax effected	-	-	2,377	-
Acquisition related expenses, tax effected	3,832	-	12,508	-
Goodwill impairment, tax effected	-	-	15,773	-
Change in fair value of contingent consideration, tax effected (benefit)	3,336	-	(13,873)	-
Adjusted net income	$757	$9,200	$8,459	$23,142

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2020	2019	2020	2019
Diluted earnings (loss) per share (EPS)	$(0.45)	$0.64	$(0.59)	$1.62
Product rationalization related charges, tax effected	-	-	0.17	-
Acquisition related expenses per share, tax effected	0.27	-	0.88	-
Goodwill impairment, tax effected	-	-	1.11	-
Change in fair value of contingent consideration, tax effected (benefit)	0.23	-	(0.98)	-
Adjusted diluted EPS	$0.05	$0.64	$0.59	$1.62

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, November 4th at 5:00 pm ET. The conference call can be accessed by dialing 1-855-327-6837 (toll-free domestic) or 1-631-891-4304 (international) and providing the conference ID number 10011177. A live audio webcast will be available in the "Investor Relations" section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika Therapeutics, Inc.

Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. We partner with physicians to understand what they need most to treat their patients and we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis pain management, regenerative solutions, soft tissue repair and bone preserving joint technologies. For more information about Anika, please visit www.anika.com.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Product revenue	$31,694	$29,615	$97,769	$84,745
Licensing, milestone and contract revenue	-	82	-	93
Total revenue	31,694	29,697	97,769	84,838

Operating expenses:
Cost of product revenue	14,351	5,951	45,487	20,098
Research and development	5,217	4,158	15,799	12,581
Selling, general and administrative	15,903	7,539	44,884	22,713
Goodwill impairment	-	-	18,144	-
Change in fair value of contingent consideration	4,150	-	(16,176)	-
Total operating expenses	39,621	17,648	108,138	55,392
Income (loss) from operations	(7,927)	12,049	(10,369)	29,446
Interest and other income (expense), net	(228)	482	(118)	1,513
Income (loss) before income taxes	(8,155)	12,531	(10,487)	30,959
Income taxes	(1,744)	3,331	(2,161)	7,817
Net income (loss)	$(6,411)	$9,200	$(8,326)	$23,142

Basic net income per share:
Net income (loss)	$(0.45)	$0.65	$(0.59)	$1.65
Basic weighted average common shares outstanding	14,205	14,070	14,202	14,065
Diluted net income per share:
Net income (loss)	$(0.45)	$0.64	$(0.59)	$1.62
Diluted weighted average common shares outstanding	14,205	14,387	14,202	14,266

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

			September 30,	December 31,
ASSETS			2020	2019
Current assets:
Cash, cash equivalents and investments			$124,758	$184,943
Accounts receivable, net			23,009	23,079
Inventories, net			47,882	21,995
Prepaid expenses and other current assets			6,226	4,289
Total current assets			201,875	234,306
Property and equipment, net			51,629	50,783
Right-of-use assets			22,898	22,864
Other long-term assets			13,226	7,478
Intangible assets, net			94,291	7,585
Goodwill			32,419	7,694
Total assets			$416,338	$330,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable			$6,800	$3,832
Accrued expenses and other current liabilities			24,339	12,445
Total current liabilities			31,139	16,277
Other long-term liabilities			987	357
Contingent consideration			41,045	-
Long-term debt			25,000	-
Deferred tax liability			12,584	4,331
Lease liabilities			21,132	21,367
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value			-	-
Common stock, $0.01 par value			142	143
Additional paid-in-capital			52,505	48,707
Accumulated other comprehensive loss			(5,296)	(5,898)
Retained earnings			237,100	245,426
Total stockholders’ equity			284,451	288,378
Total liabilities and stockholders’ equity			$416,338	$330,710

Anika Therapeutics, Inc. and Subsidiaries
Supplemental Financial Data

Revenue by Product Line and Product Gross Margin
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
Product Family:	2020	%	2019	%	2020	%	2019	%
Joint Pain Management	$18,439	58%	$27,581	93%	$66,168	68%	$77,063	91%
Orthopedic Joint Preservation and Restoration	11,715	37%	544	2%	26,233	27%	1,510	2%
Other	1,540	5%	1,490	5%	5,368	5%	6,172	7%
Product Revenue	$31,694	100%	$29,615	100%	$97,769	100%	$84,745	100%

Product Gross Profit	$17,343		$23,664		$52,282		$64,647
Product Gross Margin	55%		80%		53%		76%

Total Revenue by Geographic Region
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
Geographic Region:	2020	%	2019	%	2020	%	2019	%
United States	$26,409	84%	$23,512	79%	$77,848	80%	$66,538	78%
Europe	2,954	9%	3,943	13%	11,140	11%	11,396	14%
Other	2,331	7%	2,242	8%	8,781	9%	6,904	8%
Total Revenue	$31,694	100%	$29,697	100%	$97,769	100%	$84,838	100%

For Investor Inquiries: Anika Therapeutics, Inc. Kristen Galfetti, 781-457-9000 Executive Director, Investor Relations investorrelations@anika.com	For Media Inquiries: W2O Group Rachel Girard, 617-379-6760 rgirard@w2ogroup.com